EXHIBIT 2.1

AGREEMENT AND PLAN OF REORGANIZATION

This Agreement and Plan of Reorganization (“Reorganization Agreement”) dated as of February 15, 2006, is made and entered into by and among The Simsbury Bank & Trust Company, Inc. (“Bank”), a Connecticut state bank and trust company, SBT Interim Bank (“Interim Bank”), an interim bank organized under Connecticut law, and SBT Bancorp, Inc., (“SBT Bancorp”), a Connecticut corporation, as follows:

Section 1.  Outstanding Shares and Options.

(a)  Bank is a Connecticut state bank and trust company. Bank has 2,000,000 authorized shares of common stock, no par value, of which 840,678 are issued and outstanding and of which 61,054 are subject to outstanding stock options. Bank has no voting securities other than the common stock.

(b)  SBT Bancorp is a Connecticut corporation. SBT Bancorp has 2,000,000 authorized shares of common stock, no par value, of which 1,000 are issued and outstanding. All of the outstanding shares of common stock of SBT Bancorp are owned by Martin J. Geitz.

(c)  Interim Bank is an interim bank organized under Connecticut law to facilitate the reorganization of the Bank into a bank holding company structure. Interim Bank has 1,000 authorized shares of common stock, no par value, of which 1,000 are issued and outstanding. All of the outstanding shares of common stock of Interim Bank are owned by SBT Bancorp.

Section 2.  The Merger.

Pursuant to Connecticut law, Interim Bank shall be merged into Bank (“Merger”) with Bank as the surviving entity (“Surviving Bank”). Surviving Bank shall be a Connecticut state bank and trust company with its main office located in Simsbury, Connecticut.

Section 3.  Stock and Options.

(a)  Stock of Interim Bank. On the effective date of the Merger (“Effective Date”) each share of common stock of Interim Bank issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into one share of fully paid and nonassessable common stock of Bank, and there shall thereafter be outstanding no other shares, options, warrants or other rights to acquire shares of Bank.

(b)  Stock of SBT Corporation. On the Effective Date, each share of common stock of SBT Bancorp issued and outstanding immediately prior to the Effective Date shall be repurchased by SBT Bancorp for $1.00 per share.

(c)  Stock and Options of Bank. On the Effective Date: (i) each share of common stock of Bank issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into the right to receive one share of fully paid and nonassessable common stock of SBT Bancorp in accordance with the provisions of Paragraph 3(d) hereof and certificates representing shares of common stock of Bank shall represent solely the right to receive shares of SBT Bancorp in exchange therefore; and (ii) each option to acquire shares of common stock of Bank (“Bank Option”) issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger, be deemed to be exchanged for and converted into an option to acquire shares of common stock of SBT Bancorp on the same terms and conditions as the Bank Option in accordance with the provisions of Paragraph 3(d) hereof and agreements representing options to acquire shares of the common stock of Bank shall represent solely options to acquire shares of SBT Bancorp.

(d)  Exchange of Stock and Options of Bank. On the Effective Date or as soon as practicable thereafter, the following actions shall be taken to effectuate the exchange and conversion specified in Paragraph 3(c) hereof:

(i)  The holders of common stock of Bank of record immediately prior to the Effective Date shall be allocated and entitled to receive for each share of common stock of Bank then held by them one share of common stock of SBT Bancorp.

(ii)  Subject to the provisions of Paragraph 3(d)(iii) hereof, SBT Bancorp shall issue to the shareholders of Bank the shares of common stock of SBT Bancorp which said shareholders are entitled to receive hereunder.

(iii)  Thereafter, outstanding certificates representing shares of common stock of Bank (except for certificates issued to SBT Bancorp in connection with the Merger described in Paragraph 3(a)) shall represent shares of the common stock of SBT Bancorp and such certificates may, but need not, be exchanged by the holders thereof for new certificates for the appropriate number of shares of SBT Bancorp.

(iv) The holders of Bank Options immediately prior to the Effective Date shall be allocated and entitled to receive for each Bank Option then held by them one option to acquire shares of the common stock of SBT Bancorp on the same terms and conditions as the Bank Option.

(v) Subject to the provisions of Paragraph 3(d)(vi) hereof, SBT Corporation shall grant to the holders of Bank Options the options of SBT Bancorp which they are entitled to receive hereunder.

(vi) Thereafter, outstanding agreements representing Bank Options shall represent agreements to acquire shares of the common stock of SBT Bancorp and such agreements may, but need not, be exchanged by the holders thereof for new agreements for the appropriate number of options for shares of SBT Bancorp.

(e)  Stock Option Plan of Bank. On the Effective Date and thereafter (i) Bank’s 1998 Stock Option Plan (the “Plan”) shall be assumed and restated by SBT Bancorp on the same terms and conditions applicable to the Plan on the Effective Date; (ii) all shares of common stock of Bank under the Plan which remain available on the Effective Date for issuance of options shall be converted into the same number of shares of common stock of SBT Bancorp and shall be available for future option grants made by SBT Bancorp; and (iii) any options thereafter granted pursuant to the Plan shall be options granted by SBT Bancorp and shall relate to the common stock of SBT Bancorp.

(f)  Stock of Surviving Bank. On the Effective Date, Surviving Bank shall have 2,000,000 authorized shares of common stock, no par value, of which 1,000 shares shall be issued and outstanding and held by SBT Bancorp.

Section 4.  Approvals.

(a)  Shareholder Approvals. This Reorganization Agreement shall be submitted to the shareholders of SBT Bancorp, Interim Bank, and Bank for ratification and confirmation to the extent required by, and in accordance with, applicable provisions of law.

(b)  Regulatory Approvals. Each of the parties hereto shall proceed expeditiously and cooperate fully in procuring all other consents and approvals, and in satisfying all other requirements, prescribed by law or otherwise, necessary or desirable for the Merger to be consummated. The obligations of each of the parties to consummate the Merger shall be subject to the receipt, on or before the Effective Date, of all required regulatory consents and approvals.

Section 5.  Certificates of Incorporation and By-Laws.

(a)  After the Effective Date, the Certificate of Incorporation and By-Laws of SBT Bancorp shall remain in full force and effect in the same form in which they exist on the Effective Date. It is the intention of the parties that the Merger will be treated as a tax free reorganization pursuant to Section 368 of the Internal Revenue Code.

(b)  After the Effective Date, the Certificate of Incorporation and By-Laws of Bank shall remain in full force and effect in the same form in which they exist on the Effective Date, as the Certificate of Incorporation and By-Laws of Surviving Bank.

Section 6.  Effect of Merger and Effective Date.

The effective date of the Merger (the “Effective Date”) shall be a date chosen by the Bank and SBT Bancorp after receipt of all required approvals. The effect of the Merger provided for herein shall be as prescribed by law.

Section 7.  Officers and Directors.

(a)  The officers and directors of Bank holding office on the Effective Date shall be the officers and directors of Surviving Bank after the Effective Date, until death, resignation or removal as provided by law or until the election and qualification of their respective successors.

(b)  The officers and directors of SBT Bancorp holding office on the Effective Date shall be the officers and directors of SBT Bancorp after the Effective Date, until death,

resignation or removal as provided by law or until the election and qualification of their respective successors.

Section 8.  Further Acts.

The parties, shall from time to time, execute and deliver all such documents and instruments and take all such action necessary or desirable to evidence or carry out this Reorganization Agreement.

In witness whereof the parties have executed this Reorganization Agreement as of the date first written above.

SBT INTERIM BANK By: /s/ Martin J. Geitz ------------------------------------------------------ Martin J. Geitz, President
SBT Bancorp By: /s/ Martin J. Geitz ------------------------------------------------------ Martin J. Geitz, President
THE SIMSBURY BANK & TRUST COMPANY, INC. By: /s/ Martin J. Geitz ------------------------------------------------------ Martin J. Geitz, President

SBT INTERIM BANK ORGANIZERS

By: /s/ Anthony F. Bisceglio
-------------------------------------------------------
Anthony F. Bisceglio

By: /s/ Martin J. Geitz
------------------------------------------------------
Martin J. Geitz

THE SIMSBURY BANK & TRUST COMPANY, INC. DIRECTORS

/s/ Robert J. Bogino	/s/ James T. Fleming
----------------------------------------------	--------------------------------------------------
Robert J. Bogino	James T. Fleming

/s/ Martin J. Geitz	/s/ Edward J. Guarco
----------------------------------------------	--------------------------------------------------
Martin J. Geitz	Edward J. Guarco

/s/ Gary R. Kevorkian	/s/ Barry R. Loucks
----------------------------------------------	--------------------------------------------------
Gary R. Kevorkian	Barry R. Loucks

----------------------------------------------	--------------------------------------------------
Owen P. Murphy	George B. Odlum, Jr., DMD

/s/ David W. Sessions	/s/ Jane F. von Holzhausen
----------------------------------------------	--------------------------------------------------
David W. Sessions	Jane F. von Holzhausen

/s/ Lincoln S. Young
----------------------------------------------	--------------------------------------------------
Penny R. Woodford	Lincoln S. Young